As Filed with the Securities and Exchange Commission on February 20, 2001
                                                    Registration No. ___________
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                          VICTOR EBNER ENTERPRISES INC.
             (Exact name of registrant as specified in its charter)

           New York                                             8299
  (State or other jurisdiction                      (Primary Standard Industrial
of incorporation or organization)                    Classification Code Number)

                               545 Madison Avenue
                            New York, New York 10022
                            Telephone: (212) 560-5329
   (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                           David J. Levenson, Esquire
                          Scott M. J. Anderegg, Esquire
                      Troutman Sanders Mays & Valentine LLP
                            1660 International Drive
                                    Suite 600
                             McLean, Virginia  22102
                      (703) 734-4328  (Fax) (703) 734-4340
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes
         - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
effective.
- - - - -

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_] If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [_] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


                                    Calculation of Registration Fee
======================================================================================================
Title of Each Class of  Proposed Maximum    Proposed Maximum    Aggregate Offering       Amount of
   Securities to be       Amount to be     Offering Price Per        Price (2)        Registration Fee
     Registered          Registered (1)         Share (2)
Common Stock, no par
        value               50,000                N/A           $    1,000.00         $    1.00
======================================================================================================

(1)     Represents  the  estimated maximum number of shares that may be issued by the Registrant in the merger  described  in  this  Registration  Statement.
(2)     Pursuant  to 457(f)(2), the registration fee is based on the book value of In Full Affect, Inc.
        common  stock,  $.001  par  value,  on  February  9,  2001  ($1,000.00).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                           [In Full Affect Letterhead]

                                February __, 2001

                  Proposed Merger - Your Vote is Very Important
                  ---------------------------------------------

Dear  fellow  shareholders:

     We cordially invite you to attend the annual meeting of the shareholders of In Full Affect, Inc. to be held at 10130 E. Winding Trail, Tucson, Arizona, on __________ 2001, at 9:00 a.m.

     The purpose of the meeting will be to consider and vote on the proposed merger of In Full Affect with Victor Ebner Enterprises Inc., a New York corporation. As a result of the merger, each shareholder of In Full Affect will receive one share of Victor Ebner's common stock, the two companies will merge and In Full Affect shall cease to exist. The merger cannot be completed unless holders of at least a majority of In Full Affect common stock approve it. If approved, we anticipate the closing of the merger will occur in March of 2001.

     No public market exist for Victor Ebner's common stock. Victor Ebner is offering 50,000 shares of its common stock for the 50,000 outstanding shares of In Full Affect. After the transaction Full Affect shareholder will own approximately .5% of the combined companies.

     This proxy statement/prospectus provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully.

     Your board of directors has approved the merger and believes it is in the best interest of In Full Affect and you, our shareholders. Accordingly, the board recommends that you vote "FOR" the merger.

     This proxy statement/prospectus provides you with important information about the proposed merger. We encourage you to read this entire document carefully, including the risk factors section, beginning on page _____.

     We hope you can attend the annual meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do not return your card or vote in person, the effect will be a vote against the approval of the merger. You can revoke your proxy by writing to us at any time before the meeting or by attending the meeting and voting in person.

     We  look  forward  to  seeing  you  at  the  meeting.

                                       Sincerely,


                                       /s/  Daniel  L.  Hodges
                                       -----------------------
                                       President

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this proxy statement/prospectus is dated ___________, 2001 and is first being mailed to shareholders on or about __________, 2001.

                           [In Full Affect Letterhead]

                    Notice Of Annual Meeting Of Shareholders
                         To Be Held On [__________] 2001

     On ____________, 2001, In Full Affect will hold the annual meeting of shareholders at 10130 E. Winding Trail, Tucson, Arizona. The meeting will begin at 9:00 a.m. local time.

     Only shareholders of record at the close of business on [__________, 2001] may vote at this meeting or any adjournment or postponement that may take place. At the meeting we propose to:

- Approve and adopt the plan of merger with Victor Ebner Enterprises Inc., a copy of which is enclosed as Appendix A. Shareholders are entitled to assert dissenters' rights under Nevada Revised Statutes 92A.300-92A.500, a copy of which is enclosed as Appendix B.

- Any other business properly brought before the meeting or any adjournments or postponements thereof.

     YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THIS MERGER PROPOSAL WHICH IS DISCUSSED IN MORE DETAIL IN THE ATTACHED PROXY STATEMENT/PROSPECTUS.

     The approximate date of mailing this proxy statement/prospectus and card is [_______________], 2001.

     Your attention is directed to the proxy statement/prospectus delivered with this notice.

     By  order  of  the  Board  of  Directors,


                                            ________________________________
                                            Corporate  Secretary
Tucson,  Arizona
[_____________,]  2001


Regardless of whether you plan to attend the meeting in person, you are urged to vote promptly by dating, signing and returning the enclosed proxy card in the accompanying envelope. You may revoke your proxy at any time prior to its exercise in the manner described in the accompanying proxy statement/prospectus.

                               Table  of  Contents


                                                                            Page

Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Forward Looking Statements . . . . . . . . . . . . . . . . . . . . . . . .

Unaudited Pro Forma Condensed Financial Information. . . . . . . . . . . .

The Merger
     Background of the Merger. . . . . . . . . . . . . . . . . . . . . . .
     Reasons of In Full Affect for the Merger  . . . . . . . . . . . . . .
     Reasons of Victor Ebner for the Merger  . . . . . . . . . . . . . . .
     Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . .
     Federal Income Tax Consequences of the Merger . . . . . . . . . . . .
     Rights of Dissenting Shareholders . . . . . . . . . . . . . . . . . .
     Interest of Certain Persons in the Merger . . . . . . . . . . . . . .

Terms of the Plan of Merger. . . . . . . . . . . . . . . . . . . . . . . .

Differences in the Rights of the Shareholders. . . . . . . . . . . . . . .

The Companies
     In Full Affect. . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Victor Ebner. . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Victor Ebner's Management's Discussion and Plan of Operation . . . . . . .

Description of Victor Ebner's Capital Stock. . . . . . . . . . . . . . . .

In Full Affect Shareholders' Meeting
     Revocability of Proxy Voting Procedures . . . . . . . . . . . . . . .
     Persons Making the Solicitation . . . . . . . . . . . . . . . . . . .
     Interest of Certain Persons in the Merger . . . . . . . . . . . . . .
     Voting Securities and Principal Holdings Thereof. . . . . . . . . . .
     Security Ownership of In Full Affect Shares by Certain Beneficial Owners. . Executive Compensation of the Directors and Officers of In Full Affect. . .
     Shareholder Proposal. . . . . . . . . . . . . . . . . . . . . . . . .

Management Following the Merger. . . . . . . . . . . . . . . . . . . . . .
     Principal Shareholders of Victor Ebner. . . . . . . . . . . . . . . .
     Certain Relationships and Related Transactions. . . . . . . . . . . .
     Executive Compensation of the Directors and Offices of Victor Ebner .

Available Information  . . . . . . . . . . . . . . . . . . . . . . . . . .

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . .

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Validity of Victor Ebner's Common Stock. . . . . . . . . . . . . . . . . .

Appendix A Plan of Merger. . . . . . . . . . . . . . . . . . . . . . . . .

Appendix B Nevada Revised Statute Sec.Sec.92A.300 - 92A.500. . . . . . . .

                     SUMMARY OF PROXY STATEMENT/PROSPECTUS.


     The following is a summary of certain information contained elsewhere in this proxy statement/prospectus. This Summary is qualified in its entirety by the more detailed information appearing or referred to elsewhere in this proxy statement/prospectus.


                                   THE MEETING

TIME,  DATE  AND  PLACE  OF  MEETING

     The  meeting  will  be  held on __________, __________ 2001 at 9:00 a.m. at
10130  E.  Winding  Trail,  Tucson,  Arizona  85749-8163.

PURPOSES  OF  THE  MEETING

     The meeting has been called for the purpose of considering and, if deemed advisable, approving the merger of In Full Affect and Victor Ebner on the terms contained in the merger agreement.

THE  COMPANIES

     In Full Affect, a company organized under the laws of the state of Nevada, is an inactive publicly registered corporation which, since its inception, has held no significant assets and has not engaged in any operations other than organizational matters. It was specifically formed to be a "blank check" corporation, for the purpose of either merging with or acquiring an operating company. In Full Affect's principal executive offices are located at 10130 E. Winding Trail, Tucson, Arizona 85749, (520) 577-1516.

     Victor Ebner, a privately held company organized under the laws of the state of New York, is a development stage business, whose efforts have been principally devoted to developing audiovisual language systems in the United States. Victor Ebner's principal executive offices are located at 545 Madison
Avenue,  New  York,  New  York  10022,  (212)  560-5329.

THE  MERGER

     On the Effective Date, which is expected to be March __, 2001, In Full Affect and Victor Ebner will merge and continue as one corporation under the name Victor Ebner Enterprises Inc. In connection with the merger:

     (a) In Full Affect's shareholders (other than dissenting shareholders) will receive, in exchange for each of their In Full Affect common shares, one share of Victor Ebner common shares; and

     (b) On the effective date, all of the assets and liabilities of In Full Affect will become the assets and liabilities of Victor Ebner and the In Full Affect shareholders will become shareholders of Victor Ebner.

UNAUDITED  HISTORICAL  AND  PRO  FORMA  COMPARATIVE  PER  SHARE  DATA

The following table presents certain historical per share data of In Full Effect and Victor Ebner and certain unaudited pro forma per share data that reflect the combination of In Full Effect and Victor Ebner using the purchase method of accounting. The data should be read in conjunction with the audited financial statements of In Full Effect and Victor Ebner, and the In Full Effect and Victor Ebner unaudited condensed financial information, respectively included elsewhere in this proxy statement/prospectus. The In Full Effect and Victor Ebner combined pro forma per share data do not necessarily indicate the operating results that would have been achieved had the combination of In Full Effect and Victor Ebner actually occurred at the beginning of the periods presented nor do they indicate future results of operations or financial position.

                                          As of and For the Year Ended December 31, 2000
                                           --------------------------------------------
                                           In Full Effect    Victor Ebner    Pro Forma
                                           ---------------  --------------  -----------
Book value per common share                $           .00  $      31,791   $     (.02)
Cash dividend declared per common share    $           .00  $         .00   $      .00
Loss per common share (Basic and diluted)  $           .00  $     (31,791)  $     (.02)

MARKET  PRICE

     There are no public markets for either Full Affect or Victor Ebner's common stock. There have been no sales of either company's common stock prior to the merger.

REASONS  FOR  THE  MERGER

     In evaluating the proposed merger, management of In Full Affect considered criteria such as the value of the assets of Victor Ebner, Victor Ebner's ability to compete in its market and the present and anticipated business operations of Victor Ebner. Based on these criteria, management determined that the merger was in the best interest of its shareholders.

VOTES  REQUIRED

     The plan of merger must be approved by at least a majority of the votes cast in respect thereof by holders of In Full Affect common shares present in person or represented by proxy at the meeting. At least 1% of the outstanding shares of stock entitled to vote shall constitute a quorum for the meeting.

     Shareholders of record at the close of business on February __, 2001 will be entitled to receive notice of and vote at the meeting.

RECOMMENDATION  OF  THE  DIRECTOR

     The sole director of In Full Affect has concluded that the terms of the plan of merger are fair to In Full Affect and its shareholders. Accordingly, the board of directors recommends that the shareholders vote in favor of the plan of merger. Daniel L. Hodges, the sole director of In Full Affect, owns 80% of the outstanding shares of In Full Affect and will vote "FOR" the merger.

INCOME  TAX  CONSEQUENCES  OF  THE  MERGER

     Neither Victor Ebner nor In Full Affect will recognize gain or loss as a result of the merger. Additionally, you will not recognize gain or loss by exchanging your In Full Affect shares for shares of Victor Ebner.

DISSENTER'S  RIGHTS

     Each holder of In Full Affect common stock who dissents from the merger is entitled to the rights and remedies of dissenting shareholders as provided in chapter 92A.380 of the Nevada Revised Statutes, subject to compliance with the procedures set forth in the chapter. A copy of chapter 92A.380 of the Nevada Revised Statutes is attached as Appendix B to this proxy statement/prospectus. A vote against the merger will not in itself constitute written notice of a shareholder's intent to dissent.

GOVERNMENT  REGULATION

The merger of Victor Ebner and In Full Affect is not subject to federal or state regulatory review.

                                  RISK FACTORS

     The securities offered hereby are speculative in nature and involve a high degree of risk. Prospective investors should consider carefully the following factors, among others, prior to making an investment decision.

ARBITRARY MERGER EXCHANGE RATIO MAY RESULT IN SHAREHOLDERS NOT RECEIVING THE FULL VALUE FOR THEIR SHARES

     The one for one exchange ratio offered in this proxy statement/prospectus may not reflect the actual value of In Full Affect's stock and bears no relationship to the assets, book value, earnings, net worth, or any other recognized criteria of value of In Full Affect. Consequently, the share exchange ratio, which can be deemed an offering price for In Full Affect's securities, was determined arbitrarily and solely by In Full Affect and Victor Ebner which may mean that the shareholders of In Full Affect may not be receiving the full value for their shares. In establishing the exchange ratio or offering price, the management considered such matters as Victor Ebner's and In Full Affect's limited financial resources and the general condition of the securities markets. The exchange ratio of the merger should not, however, be considered an indication of In Full Affect's actual value. Neither In Full Affect nor Victor Ebner obtained the opinion on appraisal of a financial consultant or other third party in establishing the exchange ratio.

DIMINISHED PERCENTAGE OWNERSHIP MAY RESULT IN LESS INFLUENCE OVER THE COMBINED COMPANY

     Non-affiliates, individuals or entities that do not control In Full Affect, presently own approximately 5% of the outstanding shares of In Full Affect. As a result of the merger, these same shareholders' percentage interest will decline to .5% of the outstanding shares and therefore your ability to influence the management of the combined company may be significantly diminished.

VICTOR  EBNER  MAY  LOSE  MONEY

     In Full Affect has operated at a loss from its inception. Victor Ebner has generated no revenues from operations from its inception and has experienced significant losses. Victor Ebner's management and In Full Affect's management believe Victor Ebner will begin earning revenues from operations within the next twelve months as it transitions from a development stage company to that of an active growth stage company. However, Victor Ebner's management anticipates experiencing future operating losses resulting primarily from the marketing, product development , administrative, and start up costs associated with the establishment of its audio-visual language instruction systems enterprise in the United States.

VICTOR  EBNER  NEEDS  MORE  CAPITAL  AND  MAY  NOT  BE ABLE TO FUND ITS BUSINESS

     Victor Ebner incurred a net loss of $31,791 during the year ended December 31, 2000 and its current liabilities exceeded its current assets by $31,791 as of December 31, 2000. All of Victor Ebner's assets are illiquid. After the merger, Victor Ebner will require a substantial investment in working capital, principally to finance its start up costs, marketing activities, development of products tailored to the United States market, meet its debt and other obligations, and to employ qualified personnel. Without additional capital generated from the sale of Victor Ebner's stock, advances from the principal shareholder of Victor Ebner, or from operations, Victor Ebner will be unable to fund its development, offer its services on an extensive basis, or expand its business.

     Victor Ebner's existence is dependent upon management's ability to develop profitable operations. Management is devoting substantially all of its efforts to establishing its audio-visual language instruction systems in the United States and there can be no assurance that Victor Ebner's efforts will be successful. However, the planned principal operations have not commenced and no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

     In order to improve Victor Ebner's liquidity, Victor Ebner is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance Victor Ebner will be successful in its effort to secure additional equity financing.

     The independent auditors report on the Victor Ebner December 31, 2000 financial statements included in this Registration Statement states that Victor Ebner's working capital deficiency and shareholder's deficit raise substantial doubts about Victor Ebner's ability to continue as a going concern.

THE LOSS OF CHRISTIAN EBNER AS PRESIDENT WOULD DIMINISH THE PROSPECTS OF THE COMBINED COMPANY

     Victor Ebner is dependent on the continued services of certain key management personnel, particularly Christian Ebner, the founder, sole shareholder and president of Victor Ebner. The loss of Mr. Ebner's services could significantly impact Victor Ebner's future operations and its ability to one day become profitable. After the merger, Victor Ebner's growth and profitability will depend upon its ability to attract and retain skilled managerial, marketing and technical personnel. There are no assurances Victor Ebner will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in personnel costs.

THERE  IS  NO  MARKET  FOR  YOUR  SHARES  AND  YOU  MAY NOT BE ABLE TO SELL THEM

     At the present time, no trading market exists for Victor Ebner's Common Stock and no market may, in fact, develop after completion of the merger. Therefore, it may be difficult to sell your shares if you should desire or need to sell. After the merger, Victor Ebner, will seek to have its shares listed on the OTC Bulletin Board but will not apply to have its shares listed on any exchange.

                           FORWARD LOOKING STATEMENTS

     This proxy statement/prospectus contains or incorporates by reference certain forward looking statements with respect to the financial condition, results of operations and business of Victor Ebner and, assuming the consummation of the merger, the proposed merger with In Full Affect. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) revenues following the mergers are lower than expected; (2) competitive pressure among language training companies increases significantly;
(3) general economic conditions, either nationally or in the State of New York in which the combined company will be doing business, are less favorable than expected; or (4) legislation or regulatory changes adversely affect the business in which the combined company would be engaged.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

     The Proforma Unaudited Financial Statements have been prepared in order to present consolidated financial position and results of operations of In Full Affect, Inc. ("In Full Affect") and Victor Ebner Enterprises, Inc. ("Victor Ebner") as if the acquisition had occurred as of January 1, 2000.

     On January 24, 2001, Victor Ebner entered into a Plan of Merger ("Merger") whereby, subject to shareholder approval, Victor Ebner acquired, in exchange for 50,000 shares of Victor Ebner's common stock and consideration of $200,000 in the form of a promissory note, In Full Affect, Inc. ("In Full Affect"), an inactive publicly registered shell corporation with no significant assets or operations. Victor Ebner shall be the surviving entity. The transaction is accounted for using the purchase method of accounting.

     The value of the stock that was issued was the historical cost of In Full Affect's net tangible assets, which did not differ materially from their fair value. In accordance with Accounting Principles Opinion No. 16, Victor Ebner is the acquiring entity.

     On January 24, 2001, Victor Ebner amended its certificate of incorporation to increase the number of authorized shares of common stock from 200 to 50,000,000, with no par value.

     On January 24, 2001, Victor Ebner entered into a Capital Contribution Agreement with its sole shareholder, Christian Ebner (or "Ebner") and a Licensing Agreement with Victor Ebner Enterprises, SA, a Swiss company owned by Christian Ebner. Under the Capital Contribution Agreement, Ebner has agreed to contribute one hundred percent (100%) of Victor Ebner Enterprises SA, a company formed under the laws of Switzerland and owned by Ebner, in exchange for a total of 10,000,000 shares of the Victor Ebner's Company's common stock. Pursuant to the Capital Contribution Agreement, consummation of the transaction is subject to delivery to Victor Ebner of audited financial statements ("Financial
Statements")  of  Victor  Ebner  Enterprises  S.  A.

     Christian Ebner has until September 30, 2001 to provide Victor Ebner with the required Financial Statements. In the event Christian Ebner fails to deliver the Financial Statements by September 30, 2001, Victor Ebner has the right, until March 31, 2002, to have the Financial Statements prepared. In the event Victor Ebner and Christian Ebner fail to have the Financial Statements prepared and delivered to Victor Ebner by March 31, 2002, the Contribution Agreement shall become null and void. Victor Ebner cannot, at this time, ascertain the likelihood of whether the audited Financial Statements will be prepared and delivered to it.

     The Licensing Agreement provides Victor Ebner with the right to use the Victor Ebner Enterprises SA audio-visual language instruction systems exclusively in the United States. The License Agreement provides for a term of 5 years and a royalty payment equal to the greater of six per cent (6%) of net sales or $25,000 per year. Upon delivery of the Financial Statements, the License Agreement shall be terminated.

     Five million (5,000,000) shares of Victor Ebner's common stock shall be issued to Ebner in exchange for the Capital Contribution Agreement concurrent with the consummation of the Merger Agreement with In Full Affect, and the remaining five million (5,000,000) shares shall be held in escrow pending Ebner preparing and delivering the Financial Statements in accordance with the Capital Contribution Agreement.

     The unaudited pro forma condensed financial data have been prepared by management of In Full Affect and Victor Ebner based on the financial statements included elsewhere herein. The pro forma adjustments include certain assumptions and preliminary estimates as discussed in the accompanying notes and are subject to change. This pro forma data may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. This pro forma financial statements should be read in conjunction with the accompanying notes and the historical financial information of both In Full Affect and Victor Ebner (including the notes thereto) included in this Form. See "Financial Statements."

                          UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                          -------------------------------------------
                                       December 31, 2000
                                       -----------------

                                      In Full                                       Pro Forma
                                      Affect     Victor Ebner    Pro Forma           Balance
          ASSETS                       Inc.          Inc.       Adjustments           Sheet
-----------------------------------  ---------------------------------------       -----------
Current Assets                       $      -   $      15,550                      $   15,550
                                     ---------  --------------                     -----------
      Total current assets                             15,550                          15,550
Other assets                                                         10,000   (4)      10,000
                                     ---------------------------------------       -----------
                                     $      -   $      15,550                      $   25,550
                                     =========  ==============                     ===========

LIABILITIES AND DEFICIENCY IN
-----------------------------
       STOCKHOLDERS'
       ------------
          EQUITY
          ------

Current Liabilities                  $      -   $      47,341       200,000   (2)  $  247,341
                                     ---------  --------------                     -----------
    Total current liabilities               -          47,341                         247,341
Deficiency in Stockholders' Equity:                                      50   (3)
   Common Stock                         1,000              10        10,000   (4)      10,050
                                                                       (950)  (1)
                                                                        (60)  (1)

    Additional Paid in Capital          1,800                        (1,800)  (1)      10,450
                                                            -       (10,450)  (3)
Accumulated Deficit                    (1,200)                        1,200   (1)
                                                                ------------
Deficit Accumulated During the
Development Stage                      (1,600)        (31,801)        1,600   (1)    (242,341)
                                                --------------                     -----------
                                                                        (40)  (1)
                                                                   (200,000)  (2)
                                                                    (10,500)  (3)
Deficiency in stockholders' equity          -         (31,791)                       (221,841)
                                     ---------  --------------                     -----------
                                     $      -   $      15,550                      $   25,550
                                     =========  ==============                     ===========


     See  accompanying  notes  to  unaudited  pro  forma  condensed  financial information.

                        UNAUDITED  PRO  FORMA  STATEMENTS  OF  LOSSES
                        ---------------------------------------------
                         FOR  THE  YEAR  ENDED  December  31,  2000
                         ------------------------------------------

                                           In Full                                         Pro Forma
                                           Affect,     Victor Ebner    Pro Forma          Statement of
                                            Inc.           Inc.       Adjustments            Losses
                                         -----------------------------------------       --------------
Revenues:                                $        -   $           -   $          -       $           -

Costs and expenses:
                                                                            10,500  (3)              -
   General and  administrative                1,450          31,791        200,000  (2)        243,741
                                         -----------------------------------------       --------------

Net Loss                                 $   (1,450)  $     (31,791)  $   210,500-       $    (243,741)
                                         =========================================       ==============
Loss per share (basic and diluted):      $     (.00)  $     (31,791)             -       $        (.02)
                                         ===========  ==============                     ==============

Weighted average shares outstanding
Basic and diluted (restated and giving
effect of re-capitalization)              1,000,000               1                         10,050,000
                                         ===========  ==============                     ==============

         See  accompanying  notes to unaudited pro forma condensed financial information.

NOTES  TO  UNAUDITED  PRO  FORMA  CONDENSED  FINANCIAL  INFORMATION
-------------------------------------------------------------------

Pro  Forma  Adjustments

The adjustments to the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2000, are described below:

     1. Record merger and cancellation of all issued and outstanding shares of In Full Affect common stock

     2. To record the acquisition of 950,000 shares of In Full Affect common stock for $ 200,000, payable in the form of a promissory note; the $200,000 acquisition fee has been recognized as an organizational cost and expensed in accordance with SOP 98-5.

     3. To record issuance of 50,000 shares of Victor Ebner common stock to In Full Affect shareholders valued at $.21 per share, or $10,500. The value of the shares issued has been recognized as an organization cost and expensed in accordance with SOP 98-5.

THE  BACKGROUND  OF  THE  MERGER

     In connection with its normal business practice, In Full Affect continuously reviewed its strategic business opportunities and during the summer of 2000, the company was contacted by a representative of Victor Ebner concerning a possible merger. Discussions were entered into and subsequently thereafter, the parties executed a letter of intent.

REASONS  OF  IN  FULL  AFFECT  FOR  THE  MERGER

     The business purpose of In Full Affect since its inception was to merge with an operating company. The criteria used by management for determining the appropriate merger partner is based on the expectation that the resulting company will be successful. Therefore, management considered the value of the assets of Victor Ebner, Victor Ebner's ability to compete in its markets and the present and anticipated business operations of Victor Ebner. Based on these criteria management determined that merger would likely be successful and therefore in the best interest of its shareholders

REASONS  OF  VICTOR  EBNER  FOR  THE  MERGER

     Management of Victor Ebner believes that being a public company with a shareholder base will provide it with the stock liquidity and visibility to attract investors.

ACCOUNTING  TREATMENT

     The merger will be accounted for under the purchase method of accounting and in accordance with Accounting Principles Board Opinion Number 16, Victor Ebner will be the acquiring entity.

FEDERAL  INCOME  TAX  CONSEQUENCES  FOR  SHAREHOLDERS

     Shareholders who hold In Full Affect common shares as capital property will not realize a capital gain or capital loss as a result of the merger. However, any shareholder that dissents from the merger may realize a capital gain or a capital loss in respect of the payment resulting from such shareholder's exercise of dissent rights. Neither In Full Affect nor Victor Ebner has received a tax opinion or have sought a ruling from the Internal Revenue Service in connection with the tax consequences of the merger.

RIGHT  OF  DISSENTING  SHAREHOLDERS

     The dissenting shareholder cannot challenge the corporate action unless the action is unlawful or fraudulent. A notice of dissenter's rights must be sent with the notice of the meeting where the vote will take place and this proxy statement/prospectus constitutes such notice. A dissenting shareholder must notify the company of his or her dissent in writing before the vote is taken and is prohibited from voting in favor of the proposed action. Otherwise the dissenting shareholder is not entitled to payment for his shares. The notice of dissent should be addressed to Daniel L. Hodges 10130 E. Winding Trail, Tucson, Arizona 85749-8163.

     In response, In Full Affect must supply a form for demanding payment that includes the date of the first announcement to the news media or shareholders of the terms of the proposed action. The form must require that the person asserting the dissenter's rights certify whether or not he or she acquired beneficial ownership before that date. The notice must set a deadline when the In Full Affect must receive the demand for notice.

     The shareholder must then demand payment, certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice of this certification and deposit his or her certificates, if any, in accordance with terms of the notice. The shareholder who complies retains all other rights of a shareholder until those rights are canceled or modified by In Full Affect's taking the proposed action. The shareholder who fails to demand payment or deposit his or certificates where required by the date set forth in the dissenter's notice forfeits his or her payment.

     In Full Affect must pay the dissenter within 30 days after receipt of a demand for payment the amount In Full Affect estimates to be the fair value of the shares plus accrued interest. In Full Affect must include with the payment a copy of its balance sheets as of the end of a fiscal year ending not more than 16 months before the payment date, an income statement for that year, a statement of changes in shareholders equity for that year, and the latest available interim financial statements. In Full Affect must also provide a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, a statement of dissenter's rights to demand payment and a copy of the Nevada Revised Statute Sec.Sec. 92A.300 - 92A.500, inclusive.

                    INTEREST OF CERTAIN PERSONS IN THE MERGER

     Daniel L. Hodges, President and sole director of In Full Affect, has agreed to the payment of $200,000 in the form of an unsecured promissory note due in one year with an interest rate of 8% and the cancellation of 950,000 of In Full Affect common stock, which represents all of his shares.

                           TERMS OF THE PLAN OF MERGER

CONDITIONS  TO  THE  MERGER

     The obligations of In Full Affect and Victor Ebner to consummate the merger are subject to the satisfaction or written waiver of the following conditions:

     - Approval of the plan of merger by the requisite shareholder vote of In Full Affect;
     - The absence of actual or threatened proceedings before a court or other governmental body relating to the merger;
     - The registration statement of which this proxy statement/prospectus is a part shall have been declared effective by the Securities and Exchange Commission;
     - Performance by In Full Affect and Victor Ebner of each party's obligations under the plan of merger;
     - The accuracy, in all material respects, of the representations and warranties of In Full Affect and Victor Ebner contained in the plan of merger;
     - The receipt of opinions and certificates from In Full Affect and Victor Ebner; and,
     - The cancellations of Daniel L. Hodges 950,000 shares of the common stock of In Full Affect.

     The merger agreement is attached as Appendix A to this proxy statement/ prospectus and is incorporated by reference into this registrant statement.

                    DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS

     There are no material differences in the rights of Victor Ebner shareholders and In Full Affect shareholders under their respective articles of incorporation and bylaws, and there are no significant differences concerning the rights of shareholders to amend the articles and bylaws, to approve a merger, to remove a director or to call a special meeting. Except that under In Full Affects bylaws a quorum of one percent (1%) of the holders of the shares of the company in person or by proxy is required for a meeting of shareholders and, in contrast, Victor Ebner's bylaws require a majority of the holders of the shares of the company be present in person or by proxy to have a quorum.

                                  THE COMPANIES

IN  FULL  AFFECT

     Since its inception on July 2, 1997, In Full Affect, Inc., a Nevada corporation, has not engaged in any operations other than organizational matters. It was formed specifically to be a "blank check" or "clean public shell" corporation, for the purpose of either merging with or acquiring an operating company with operating history assets. In Full Affect, an inactive publicly registered shell corporation with no significant assets or operations. In Full Affect has not been involved in any litigation nor has it had any prior regulatory problems or business failures. In Full Affect is not traded on any public market, it has never paid dividends and has 26 shareholders.

     The executive offices of In Full Affect are located at 10130 East Winding Trail, Tucson, Arizona 85749. Its telephone number is (520) 577-1516. The President, Secretary and sole director of In Full Affect is Daniel L. Hodges.

     As the sole director, Mr. Hodges has commenced implementation of In Full Affect's principal business purpose, which is to seek merger or acquisition candidates. In Full Affect intended to seek to acquire assets or shares of an entity actively engaged in business, which generates revenues, in exchange for its securities. In Full Affect did not intend to limit itself to any particular field or industry.

     Mr. Hodges has had a controlling interest in numerous shell companies which seek or have effected mergers or acquisitions similar to that which In Full Affect has sought. In these situations, Mr. Hodges has typically sold his controlling interests in the shell companies for cash. The other shareholders of the shell companies received interests in the applicable new company as a result of the merger or acquisition.

     Competition. In Full Affect is an insignificant participant which competes among firms which engage in business combinations with, or financing of, development stage enterprises. There are many established management and financial consulting companies and venture capital firms which have significantly greater financial and personnel resources, technical expertise and experience than In Full Affect in this field. In view of In Full Affect's limited financial resources and management availability, In Full Affect continues to be at a significant competitive disadvantage.

     Regulation and Taxation. In Full Affect believes it has structured the merger in such a manner as to minimize federal and state tax consequences to In Full Affect and to any target company.

     Patents.  In  Full  Affect  owns  no  patents and no Internet domain names.

     Employees. In Full Affect has no full-time or part-time employees. Mr. Hodges, the sole officer and director of In Full Affect, has agreed to allocate a nominal portion of his time to the activities of In Full Affect, without compensation.

     Legal Proceedings. In Full Affect is not subject to any pending litigation, legal proceedings or claims.

IN FULL AFFECT'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

     In Full Affect is an inactive publicly registered shell corporation with no significant assets or operations. There are no trends that will result in or likely to result in the liquidity of In Full Affect increasing or decreasing. In Full Affect has no material commitments for capital expenditures as of the end of the latest fiscal period. In Full Affect does not anticipate performing research and development for any products during the next twelve months. In Full Affect has no full or part time employees and does not anticipate hiring any employees during the next twelve months. In Full Affect is a public shell corporation created as a vehicle to acquire or merge with another corporation who seek perceived advantages of a publicly held corporation. In Full Affect has, and likely will continue to have, insufficient capital to engage in any operations other than merging with another company.

VICTOR  EBNER

     Victor Ebner, a New York company, is a development stage business, whose efforts have been principally devoted to developing audio-visual instruction systems in the United States. From its inception, Victor Ebner has been a privately held company and has not filed reports with the Securities and Exchange Commission. Victor Ebner intends to create and sell audio-visual language training products which are intended for the general public. The company employs a combination of traditional and alternative teaching methods to educate certain segments of the public, especially adults, in foreign languages.

     While traditional methods of teaching focus exclusively on the written word, Victor Ebner's techniques complement those methods through interactive audio-visual graphics and displays (e.g. film scenes, cartoon images, sound effects, music and sub-titles). Victor Ebner believes its teaching scenarios offer more attractive and engaging methods of learning than those offered by its more traditional counterparts. Consequently, by strategically inserting written language into its existing creative audio-visual displays, Victor Ebner has created, what it believes to be, the most creative and effective teaching method on the market.

     As part of the training materials, Christian Ebner, Victor Ebner's founder, sole shareholder and President, created a cartoon character named "Victor" who helps guide students through the language lessons. Victor plays a comic role in the teaching materials. The name "Victor" is the same in the following languages that the company offers teaching materials for; American-English; German; French; Spanish; Italian and Portuguese.

     Victor Ebner has entered into a capital contribution agreement with Christian Ebner and a licensing agreement with Victor Ebner Enterprises SA, a Swiss company owned by Christian Ebner. Under the capital contribution agreement, Christian Ebner will contribute 100% of the outstanding shares of Victor Ebner Enterprises SA to Victor Ebner in exchange for shares of Victor
Ebner. As a result, Victor Ebner Enterprises SA will become a subsidiary of Victor Ebner. The transaction is not expected to close until September 2001 and is contingent upon Christian Ebner providing Victor Ebner with Victor Ebner Enterprises SA's audited financial statements that meet the requirements of United States accounting standards. In the interim, the parties have entered into a licensing agreement that provides that Victor Ebner with the right to use the Victor Ebner audio-visual language instruction systems in the United States. In exchange for the capital contribution agreement Christian Ebner will receive 10 million shares of common stock of Victor Ebner. Five million shares of Victor Ebner's common stock will be distributed to Christian Ebner upon the closing of the merger with Full Affect and five million shares will be held in escrow and will be released to Christian Ebner upon the completion of the capital contribution agreement.

     The licensing agreement provides for a term of 5 years and a royalty payment of equal to the greater of six per center (6%) of net sales or $25,000.00 per year. The license agreement will terminate early if Victor Ebner Enterprise delivers the required financial statements.

     Victor Ebner Enterprises SA has focused its efforts mainly on the European and Asian markets. It products appear on television in England, Spain, Italy, Belgium, France, Switzerland, Austria, Argentina, Japan and China. Within the United States, Victor Ebner intends to focus its marketing on the large Spanish-speaking community in the United States through the use of its current teaching methods and tools, and by developing new tools which will be specifically adapted to the Hispanic-American market. Victor Ebner Enterprises SA's internet web site is http://www.victor-ebner.com.

     Revenues. To date, Victor Ebner has earned no revenues from business operations/activities and has realized a net loss of $31,801. Within the next twelve months, Victor Ebner expects to begin generating revenues by expanding its business throughout the United States, developing new and unique tools and methods of teaching, procuring and strengthening relationships with certain strategic partners, and through the continued development of unique consumer merchandise offerings sold through catalog, retail, online and contextual based e-commerce channels.

     Employees.  Victor Ebner currently has no full-time or part time employees.

     Description of Property. Victor Ebner currently maintains an office presence at 545 Madison Avenue, New York, NY. Victor Ebner utilizes office support services as required and does not have a formal arrangement beyond a month-to-month basis.

     Legal Proceedings. Victor Ebner is not subject to any pending litigation, legal proceedings or claims.

           VICTOR EBNER'S MANAGEMENT DISCUSSION AND PLAN OF OPERATION

PLAN  OF  OPERATION

     Victor Ebner is still in the development stage and is yet to earn revenues from operations. During the next twelve months Victor Ebner intends to develop a business that creates audio-visual language training instruction systems in the United States. This will include, but not be limited to developing marketing materials, renting office and class room space, and interviewing and hiring administrative, marketing and instructional personnel. Victor Ebner may experience fluctuations in operating results in future periods due to a variety of factors including, but not limited to, market acceptance of Victor Ebner's audio-visual language instruction methods and materials, Victor Ebner's ability to acquire and deliver high quality products at a price lower than currently available to consumers, Victor Ebner's ability to obtain additional financing in a timely manner and on terms favorable to Victor Ebner, Victor Ebner's ability to successfully integrate prospective asset acquisitions to its existing business operation, intense and increasing competition from language training schools, online deliveries of language training and materials , delays or errors in Victor Ebner's ability to upgrade and develop its systems and infrastructure in a timely and effective manner, technical difficulties, system downtime or utility brownouts, Victor Ebner's ability to attract customers at a steady rate and maintain customer satisfaction, seasonality of advertising sales, company promotions and sales programs, the amount and timing of operating costs and capital expenditures relating to the expansion of Victor Ebner's business, operations and infrastructure and the implementation of marketing programs, key agreements and strategic alliances, the number of products offered by Victor Ebner, the number of returns and cancellations experienced by Victor Ebner, and general economic conditions specific to the foreign language instruction industry.

REVENUES

     Victor Ebner has generated no revenues from operations from its inception. Victor Ebner believes it will begin earning revenues from operations within the next twelve months as it transitions from a development stage company to that of an active growth stage company.

COSTS  AND  EXPENSES

     During the year ended December 31, 2000 and 1999, Victor Ebner did not generate any revenues. Victor Ebner incurred expenses of $31,791 during the year ended December 31, 2000 as compared to $ 0 expenses in 1999. Victor Ebner' general administrative expenses were $31,791 during the year ended December 31, 2000 as compared to no general and administrative expenses for the same period in 1999, in increase of $31,791. The increase was due to Victor Ebner incurring $31,791 of legal, consulting and accounting fees and costs in connection with the development of Victor Ebner's business plan, market research in the United States, and the preparation of Victor Ebner's registration statement.

LIQUIDITY  AND  CAPITAL  RESOURCES

     As of December 31, 2000, Victor Ebner had a deficiency in working capital of $31,791 compared to no working capital at December 31, 1999, a decrease in working capital of $31,791. The decrease in working capital was due to increases in accounts payable and accrued expenses of $47,341 during the year ended December 31, 2000. All Victor Ebner's assets at December 31, 2000 are illiquid.

     As a result of Victor Ebner's operating losses during the year ended December 31, 2000, Victor Ebner generated a cash flow deficit of $31,791 from operating activities. Victor Ebner met its cash requirements during the year through proceeds of advances from shareholder of $21,695 and an increase in accounts payable of $25,646.

     While Victor Ebner's shareholder have, in the past, provided the funds necessary to meet its working capital and financing needs, additional financing is required in order to meet Victor Ebner's current and projected cash flow deficits from operations and development. Victor Ebner is seeking financing in the form of equity in order to provide the necessary working capital. Victor Ebner currently has no commitments for financing. There are no assurances Victor Ebner will be successful in raising the funds required.

     Victor Ebner believes that its existing capital resources will be sufficient to fund its current level of operating activities, capital expenditures, debt and other obligations through the next 12 months. However, if during that period or thereafter, Victor Ebner is not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to Victor Ebner, this could have a material adverse effect on Victor Ebner's business, results of operations liquidity and financial condition.

PRODUCT  RESEARCH  AND  DEVELOPMENT

     Victor Ebner does not anticipate performing research and development for any products during the next twelve months.

ACQUISITION  OR  DISPOSITION  OF  PLANT  AND  EQUIPMENT

     Victor Ebner does anticipate the sale of any significant property, plant or equipment during the next twelve months. Victor Ebner does not anticipate the acquisition of any significant property, plant or equipment during the next 12 months, other than computer equipment and peripherals used in Victor Ebner's day-to-day operations. Victor Ebner believes it has sufficient resources available to meet these acquisition needs.

NUMBER  OF  EMPLOYEES

     During the year ended December 31, 2000, Victor Ebner had no full time or part time employees. In order for Victor Ebner to attract and retain quality personnel, Victor Ebner anticipates it will have to offer competitive salaries to future employees. Victor Ebner anticipates increasing its employment base of four (4) to ten (10) full and/or part-time employees during the next 12 months. This projected increase in personnel is dependent upon Victor Ebner generating revenues and obtaining sources of financing. As Victor Ebner continues to expand, Victor Ebner will incur additional costs for personnel. There are no assurances Victor Ebner will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees.

TRENDS,  RISKS  AND  UNCERTAINTIES

     Victor Ebner has sought to identify what it believes to be the most significant risks to its business, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurances that Victor Ebner has identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to Victor Ebner's stock.

LIMITED  OPERATING  HISTORY;  ANTICIPATED  LOSSES; UNCERTAINLY OF FUTURE RESULTS

     Victor Ebner has only a limited operating history upon which an evaluation of Victor Ebner and its prospects can be based. Victor Ebner's prospects must be evaluated with a view to the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to the audio-visual language instruction methods and materials with which Victor Ebner intends to market and the acceptance of Victor Ebner's business model. Victor Ebner will be incurring costs to develop, introduce and enhance its language instruction methods and materials, to develop and market an interactive website, to establish marketing relationships, to acquire and develop products that will compliment each other, and to build an administrative organization. To the extent that such expenses are not subsequently followed by commensurate revenues, Victor Ebner's business, results of operations and financial condition will be materially adversely affected. There can be no assurance that Victor Ebner will be able to generate sufficient revenues from the sale of its products and methods and other product candidates. Victor Ebner expects negative cash flow from operations to continue for the next 12 months as it continues to develop and market its products. If cash generated by operations is insufficient to satisfy Victor Ebner's liquidity requirements, Victor Ebner may be required to sell additional equity or debt securities. The sale of additional equity or convertible debt securities would result in additional dilution to Victor Ebner's shareholders.

POTENTIAL  FLUCTUATIONS  IN  QUARTERLY  OPERATING  RESULTS

     Victor Ebner's quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, most of which are outside Victor Ebner's control, including: the level of student registration for Victor
Ebner's audio-visual instruction systems; the demand for Victor Ebner's audio-visual language instruction systems and methods, and materials; seasonal trends in demand; the amount and timing of capital expenditures and other costs relating to the expansion of Victor Ebner's operations; the introduction of new facilities and services by Victor Ebner or its competitors; price competition or pricing changes in the industry; technical difficulties; general economic conditions, and economic conditions specific to the language instruction and education. Victor Ebner's quarterly results may also be significantly affected by the impact of the accounting treatment of acquisitions, financing transactions or other matters. Particularly at Victor Ebner's early stage of development, such accounting treatment can have a material impact on the results for any quarter. Due to the foregoing factors, among others, it is likely that Victor Ebner's operating results will fall below the expectations of Victor Ebner or investors in some future quarter.

MANAGEMENT  OF  GROWTH

     Victor Ebner expects to experience significant growth in the number of employees relative to its current levels of employment and the scope of its operations. In particular, Victor Ebner intends to hire instructors, sales, marketing, content acquisition, and administrative personnel. Additionally, acquisitions could result in an increase in employee headcount and business activity. Such activities could result in increased responsibilities for management. Victor Ebner believes that is ability to increase its customer support capability and to attract, train, and retain qualified technical, sales, marketing, and management personnel, will be a critical factor to its future success. In particular, the availability of qualified sales, language instruction, and management personnel is quite limited, and competition among companies to attract and retain such personnel is intense. During strong business cycles, Victor Ebner expects to experience continued difficulty in filling its needs for qualified sales, language instructors, and other personnel.

     Victor Ebner's future success will be highly dependent upon its ability to successfully manage the expansion of its operations. Victor Ebner's ability to manage and support its growth effectively will be substantially dependent on its ability to implement adequate improvements to financial and management controls, reporting systems, and other procedures and hire sufficient numbers of financial, accounting, administrative, and management personnel. Victor Ebner is in the process of establishing and upgrading its financial accounting and procedures. There can be no assurance that Victor Ebner will be able to identify, attract, and retain experienced accounting and financial personnel. Victor Ebner's future operating results will depend on the ability of its management and other key employees to implement and improve its systems for operations, financial control, and information management, and to recruit, train, and manage its employee base. There can be no assurance that Victor
Ebner will be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures, and any inability to do so would have a material adverse effect on Victor Ebner's business, results of operations, and financial condition.

     Victor Ebner's future success depends upon its ability to address potential market opportunities while managing its expenses to match its ability to finance its operations. This need to manage its expenses will place a significant strain on Victor Ebner's management and operational resources. If Victor Ebner is unable to manage its expenses effectively, Victor Ebner's business, results of operations, and financial condition will be materially adversely affected.

RISKS  ASSOCIATED  WITH  ACQUISITIONS

     As part of its business strategy, Victor Ebner expects to acquire assets and businesses relating to or complementary to its operations. These acquisitions by Victor Ebner will involve risks commonly encountered in acquisitions of companies. These risks include, among other things, the following: Victor Ebner may be exposed to unknown liabilities of the acquired companies; Victor Ebner may incur acquisition costs and expenses higher than it anticipated; fluctuations in Victor Ebner's quarterly and annual operating results may occur due to the costs and expenses of acquiring and integrating new businesses or technologies; Victor Ebner may experience difficulties and expenses in assimilating the operations and personnel of the acquired businesses; Victor Ebner's ongoing business may be disrupted and its management's time and attention diverted; Victor Ebner may be unable to integrate successfully

                   DESCRIPTION OF VICTOR EBNER'S CAPITAL STOCK

COMMON  STOCK

     Victor Ebner is authorized to issue up to 200 shares of its common stock, no par value per share. As of December 31, 2000, there was one (1) common shares issued and outstanding. There is no public market for Victor Ebner's common stock and there is one shareholder, Christian Ebner.

     The rights of holders of common stock are subject to the rights of holders of any preferred stock that may be issued in the future. All outstanding shares of common shares of common stock are duly authorized, validly issued, fully paid and nonassessable. Upon liquidation, dissolution or winding up of Victor Ebner, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not redeemable and has no preemptive or conversion rights.

VOTING  RIGHTS

     Holders of Victor Ebner's common shares are entitled to one vote per share on all matters submitted for shareholders vote. A majority of the outstanding shares entitled to vote constitute a quorum and action generally is taken by a majority of the votes cast.

DIVIDENDS

     Holders of common stock are entitled to receive dividends out of assets legally available for this purpose at the times and in the amounts as the Board of Directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the Board of Directors.

     Victor Ebner has not paid any dividends on its common stock and does not anticipate paying any cash dividends on such stock in the foreseeable future.

MERGER  OR  CONSOLIDATION

     In the event of a merger or consolidation, holders of common stock will vote as a class and such action shall be approved by a vote of a majority of the shares entitled to vote being necessary for approval. In any merger or consolidation, holders of common stock must be treated equally per share.

                    THE IN FULL AFFECT SHAREHOLDERS' MEETING

     The meeting of shareholders of In Full Affect common stock will be on _______________, 2001, to be held at 10130 E. Winding Trail, Tucson, Arizona at 9:00 a.m. The approximate date on which the proxy statement and form of proxy are first to be sent or given to security holders is _______________, 2001.

REVOCABILITY  OF  PROXY

     If the enclosed proxy is executed and returned, it will be voted on the proposals as indicated by the shareholder. The proxy may be revoked by the shareholder at any time prior to its use by notice in writing to the Secretary of In Full Affect, by executing a later dated proxy and delivering it to In Full Affect prior to the meeting or by voting in person at the meeting.

VOTING  PROCEDURES

     One percent of the shares outstanding present and entitled to vote constitute a quorum at any shareholders' meeting. A shareholder may by proxy appoint a proxy holder to vote for him or her on a poll. Every shareholder who is present in person and entitled to vote at a meeting of shareholder shall have one vote and on a poll every member present in person or represented by proxy or other proper authority shall have one vote for each share of which he or she is the registered holder. In Full Affect has no class of voting securities outstanding other than its common stock. Adoption of the plan of merger will require an affirmative vote by a majority of the votes cast. The failure to return a properly executed proxy card or to vote in person at the annual meeting will have the same effect as a vote in favor of the merger. Abstentions and broker non-votes, if any, will not be counted as votes for the merger.

     There were outstanding at the close of business on __________, 2001, the record date for determination of the shareholders of In Full Affect entitled to notice of and to vote at the annual meeting, 1,000,000 shares of common stock, each entitled to one vote per share. The proxy does not affect the right to vote in person at the meeting, and may be revoked at any time prior to the voting thereof.

     The Board of Directors knows of no other matters likely to be brought before the annual meeting other than those mentioned above. However, if any other matters not now known or determined, properly come before the meeting or any adjournments thereof, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgment in such matters pursuant to discretionary authority granted in the proxy.

     Shareholders are urged to sign the accompanying form of proxy, solicited on behalf of the Board of Directors of In Full Affect, and to return it at once in the envelope provided for that purpose. Proxies will be voted in accordance with the shareholders directions. If no directions are given, proxies will be voted in accordance with the recommendations of the Board of Directors set forth in this proxy statement/prospectus. A shareholder who wishes to designate a person or persons to act as his or her proxy at the meeting, other than the proxies designated by the Board of Directors, may strike out the name appearing on the enclosed form and transmit it directly to such other designated person or persons for use at the meeting.

PERSONS  MAKING  THE  SOLICITATION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of In Full Affect of proxies for use at the annual meeting of shareholders of In Full Affect to be held on _________, 2001, and any adjournments thereof.

     The expense of the Board of Directors' proxy solicitation will be borne by In Full Affect. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of In Full Affect (none of whom will receive additional compensation therefor) may solicit proxies by telephone, telegraph or personal interview. In Full Affect will, upon request, reimburse nominees, custodians, and fiduciaries for the expense in forwarding proxy materials to their principals.

INTEREST  OF  CERTAIN  PERSON  IN  MATTERS  TO  BE  ACTED  UPON

     Officers and Board of Directors. Daniel L. Hodges constitutes the entire Board of Directors of In Full Affect and its sole officer and as a result of the merger will receive $200,000 in the form of an unsecured promissory note from Victor Ebner.

VOTING  SECURITIES  AND  PRINCIPAL  HOLDINGS  THEREOF

     In Full Affect's shareholders of record at the close of business on ___________, 2001, will be entitled to vote on all matters. On the record date In Full Affect had 1,000,000 shares of In Full Affect common stock outstanding. The holders of In Full Affect common stock are entitled to one vote per share. In Full Affect has no class of voting securities outstanding other than the In Full Affect common stock.

SECURITY  OWNERSHIP  OF IN FULL AFFECT SHARES BY CERTAIN BENEFICIAL SHAREHOLDERS

     The following table presents certain information regarding beneficial ownership of the In Full Affect's common stock as of January 1, 2001, by Mr. Hodges who is: (i) the only person known by the company to be the beneficial owner of more than 5% of the outstanding shares of common stock, and (ii) is the sole director and executive officer of In Full Affect. Mr. Hodges has sole voting and investment power as to the shares shown.

                   Name and Address           Ownership        Percentage
Title of Class  of Beneficial Ownership  Amount of Beneficial   Ownership
--------------  -----------------------  --------------------  -----------

Common              Daniel L. Hodges                 950,000*          95%
                President and Director
                  2102 N. Donner Avenue
                   Tucson, AZ  85749

*As part of the plan of merger Mr. Hodges has agreed to the cancellation of all 950,000 of his shares.

     After the merger the shareholders of In Full Affect will own 50,000 shares or .5% of the combined company.

EXECUTIVE  COMPENSATION  OF  THE  DIRECTORS  AND  OFFICERS  OF  IN  FULL  AFFECT

     Mr. Hodges, the sole officer and director has not received any compensation, at any time.

SHAREHOLDER  PROPOSALS

     If the merger is not consummated, In Full Affect may hold an annual meeting of shareholders during 2002. In the event such a meeting is held, any shareholder notice of a proposal intended to be presented at such meeting must be received at In Full Affect's principal offices no later than the close of business of the sixtieth day prior to the meeting, unless the public announcement is first made by In Full Affect fewer than seventy days prior to the date of such annual meeting, then the notice must be received by the close of business on the tenth day following the day on which the public announcement of the date of such annual meeting.

     A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a shareholder proposal. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder's meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act.

                         MANAGEMENT FOLLOWING THE MERGER

     The following table sets forth the names, positions with Victor Ebner and ages of the directors and executive officers of Victor Ebner following the merger. Directors of Victor Ebner were originally elected in November 1999. All directors are elected at each annual meeting and serve for one year and until their successors are elected and qualify. Officers are elected by the Board of Directors and their terms of office are at the discretion of the Board.

 NAME OF DIRECTOR/OFFICER   AGE  POSITION(S) WITH COMPANY
    -DIRECTOR SINCE-
--------------------------  ---  ------------------------

Christian M. Ebner*          53  President and Director
-November 1998 to present-

Gracia Ebner*                43  Director
-November 1998 to present

Jacques Bouchard             56  Director

Roberto Barros               64  Director

Jean Braure                  65  Secretary and Director

*Husband  and  wife.

Christian  M.  Ebner,  President

     Mr. Ebner, the founder and President of Victor Ebner since November 1998, created the foreign language instructional methods upon which the Victor Ebner and its wholly owned subsidiary Victor Ebner Enterprises SA, currently rely. After completing studies in trade and economics in Lyons, France, Mr. Ebner became the director of the Heritage Management of the Ormond Burrus Bank and the Pasche S.A. Bank. In 1980, during his time with the Ormond Burris and Pasche banks, Mr. Ebner founded the Victor Ebner Institute, which specialized in teaching research and language formation.

Gracia  Ebner,  Director

     Gracia Ebner. Since 1986, Mrs. Ebner has been a Sales Manager for Victor Ebner Enterprises SA in Geneva, Switzerland.

Jacques  Bouchard,  Director

     Jacques Bouchard. Since 1980, Mr. Bouchard has been the President of Groupe Multimedia, a television broadcast company in Montreal, Canada.

Roberto  Barros,  Director

     Roberto Barros. Since 1992, Mr. Barros has been a production manager for Te l efe International SA, an audiovisual company in Buenos Aires, Argentina.

Jean  Braure,  Secretary  and  Director

     Jean Braure. Since 1990 Mr. Braure has been a private investor, residing in St. Thomas, US Virgin Islands.

PRINCIPAL  SHAREHOLDERS  OF  VICTOR  EBNER

     Christian Ebner is the sole shareholder, director and executive office of Victor Ebner Enterprises Inc. As of December 31, 2000, Mr. Ebner owned one share of the company's common stock representing 100% of shares then outstanding.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     On January 24, 2001, Victor Ebner and its sole shareholder, Christian Ebner entered into a capital contribution agreement and a licensing agreement whereby, Christian Ebner has agreed to contribute one hundred percent (100%) of Victor Ebner Enterprises SA, a company formed under the laws of Switzerland and owned by Ebner, in exchange for 10,000,000 shares of the Victor Ebner's common stock. Pursuant to the capital contribution agreement, consummation of the transaction is subject to delivery to Victor Ebner of audited financial statements of Victor Ebner S. A.

     Christian Ebner has until September 30, 2001 to provide Victor Ebner with the required financial statements. In the event Christian Ebner fails to deliver the financial statements by September 30, 2001, Victor Ebner has the right, until March, 2002, to have the financial statements prepared. In the event Victor Ebner and Christian Ebner fail to have the financial statements prepared and delivered to Victor Ebner by March 31, 2002, the contribution agreement shall become null and void. Victor Ebner cannot, at this time, ascertain the likelihood of whether the audited financial statements will be prepared and delivered to it.

     In the interim, the license agreement provides Victor Ebner with the right to use the Victor Ebner Enterprises SA audio-visual language instruction systems exclusively in the United States. The license agreement provides for a term of 5 years and a royalty payment equal to the greater of six per cent (6%) of net sales or $ 25,000 per year. Upon delivery of the financial statements, the license agreement shall be terminated.

     Five million (5,000,000) shares of Victor Ebner's common stock shall be issued to Christian Ebner in exchange for the capital contribution agreement concurrent with the consummation of the merger agreement with In Full Affect, and the remaining five million (5,000,000) shares shall be held in escrow pending Christian Ebner preparing and delivering the financial statements in accordance with the capital contribution agreement.

EXECUTIVE  COMPENSATION  OF  THE  DIRECTORS  AND  OFFICERS  OF  VICTOR  EBNER

     We have not paid, nor do we owe, any compensation to our executive officers for the year ended December 31, 2000 and we have not done so for the 2001.

     Our by-laws authorize the Board of Directors to fix the compensation of directors, to establish a set salary for each director and to reimburse the director's expenses for attending each meeting of the Board of Directors.

                              AVAILABLE INFORMATION

     After the merger, Victor Ebner will file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Victor Ebner does not presently file reports with the SEC. Victor Ebner plans to provide shareholders with an annual report in the future. After the merger, copies of Victor Ebner's reports, proxy statements and other information may be inspected and copied at the public facilities maintained by the SEC:

Judiciary Plaza          Citicorp Center          Seven World Trade Center
Room 1024                500 West Madison Street  13th Floor
450 Fifth Street, N.W.   Suite 1400               New York, New York  10048
Washington, D.C. 20549

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330. The SEC maintains  a  Web  site  that  include  reports,  proxy  statements  and  other information.  The  address  of  the  SEC  Web  site  is  http://www.sec.gov.
                                                         ------------------

                              IN FULL AFFECT,  INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                       -:-

                          INDEPENDENT AUDITOR'S REPORT

                           DECEMBER 31, 2000 AND 1999

                                 CONTENTS
                                                                       Page
                                                                     -------
Independent Auditor's Report. . . . . . . . . . . . . . . . . . . . .  F - 1

Balance Sheets
  December 31, 2000 and 1999. . . . . . . . . . . . . . . . . . . . .  F - 2

Statements of Operations for the
  Years Ended December 31, 2000 and 1999. . . . . . . . . . . . . . .  F - 3

Statement of Stockholders' Equity
 Since July 2, 1997 (inception) to December 31, 2000. . . . . . . . .  F - 4

Statements of Cash Flows for the
  Years Ended December 31, 2000 and 1999. . . . . . . . . . . . . . .  F - 5

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .  F - 6

                          INDEPENDENT AUDITOR'S REPORT


In  Full  Affect,  Inc.
(A  Development  Stage  Company)


     We have audited the accompanying balance sheets of In Full Affect, Inc. (a development stage company) as of December 31, 2000 and 1999, and the related statements of operations, and cash flows for the two years ended December 31, 2000 and the statement of stockholders' equity from July 2, 1997 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of In Full Affect, Inc. (a development stage company) as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the two years then ended, and changes in stockholders' equity from July 2, 1997 (inception) to December 31, 2000 in conformity with generally accepted accounting principles.

                                     Respectfully  submitted


                                     /s/  Robison,  Hill  &  Co.
                                     ------------------------------
                                     Robison, Hill  &  Co.
                                     Certified  Public  Accountants


Salt  Lake  City,  Utah
January  30,  2001

                            IN  FULL  AFFECT,  INC.
                            -----------------------
                       (A  Development  Stage  Company)
                       --------------------------------
                               BALANCE  SHEETS
                               ---------------

                                                December 31,
                                             ------------------
                                               2000      1999
                                             --------  --------

Assets:                                      $     -   $     -
                                             ========  ========


Liabilities - Accounts Payable               $     -   $     -
                                             --------  --------


Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 1,000,000 shares at December 31,
    2000 and 1999                              1,000     1,000
  Paid-In Capital                              1,800       350
  Retained Deficit                            (1,200)   (1,200)
  Deficit Accumulated During the
    Development Stage                         (1,600)     (150)
                                             --------  --------

     Total Stockholders' Equity                    -         -
                                             --------  --------

     Total Liabilities and
       Stockholders' Equity                  $     -   $     -
                                             ========  ========

The accompanying notes are an integral part of these financial statements.

                            IN  FULL  AFFECT,  INC.
                            -----------------------
                       (A  Development  Stage  Company)
                       --------------------------------
                            STATEMENTS OF OPERATIONS


                                                   Cumulative
                                                      since
                                                    October 20,
                                For the year ended     1999
                                   December 31,    inception of
                                ----------------   development
                                  2000     1999       stage
                                --------  ------  ------------

Revenues:                       $     -   $   -   $          -

Expenses:                         1,450     150          1,600
                                --------  ------  ------------

     Net Loss                   $(1,450)  $(150)  $     (1,600)
                                --------  ------  ------------

Basic & Diluted loss per share  $     -   $   -   $
                               =========  ======  ============


The accompanying notes are an integral part of these financial statements.

                                                IN  FULL  AFFECT,  INC.
                                                -----------------------
                                           (A  Development  Stage  Company)
                                           --------------------------------
                                            STATEMENT OF STOCKHOLDERS' EQUITY
                                            ---------------------------------
                                   SINCE JULY 2, 1997 (INCEPTION) TO DECEMBER 31, 2000
                                   ---------------------------------------------------

                                                                                                          Deficit
                                                                                                        Accumulated
                                                                                                          since
                                                                                                        October 20,
                                                                                                           1999
                                                                                                        Inception of
                                                                 Common Stock       Paid-In    Retained  Development
                                                                Shares   Par Value   Capital   Deficit     Stage
                                                              ---------  ----------  --------  ---------  ---------
Balance at July 2, 1997 (inception)                                   -  $        -  $      -  $      -   $     -

November 4, 1997 Issuance of Stock for Services and payment
of Accounts Payable (restated)                                1,000,000       1,000

Net Loss                                                              -           -         -    (1,100)        -
                                                              ---------  ----------  --------  ---------  --------

Balance at December 31, 1997                                  1,000,000       1,000         -    (1,100)        -
Net Loss                                                              -           -         -      (100)        -
                                                              ---------  ----------  --------  ---------  --------

Balance at December 31, 1998                                  1,000,000       1,000         -    (1,200)        -

Capital contributed by Shareholder                                    -           -       350         -         -
Net Loss                                                              -           -         -         -      (150)
                                                              ---------  ----------  --------  ---------  --------

Balance at December 31, 1999                                  1,000,000       1,000       350    (1,200)     (150)

Capital contributed by Shareholder                                    -           -     1,450         -         -
Net Loss                                                              -           -         -         -    (1,450)
                                                              ---------  ----------  --------  ---------  --------

Balance at December 31, 2000                                  1,000,000  $    1,000  $  1,800  $ (1,200)  $(1,600)
                                                              ---------  ----------  --------  ---------  --------

                 The accompanying notes are an integral part of these financial statements.

                            IN  FULL  AFFECT,  INC.
                            -----------------------
                       (A  Development  Stage  Company)
                       --------------------------------
                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                                           Cumulative
                                                             Since
                                                           October 20,
                                       For the years ended    1999
                                           December 31,   inception of
                                         ---------------- Development
                                           2000     1999    Stage
                                         --------  ------  --------

CASH FLOWS FROM OPERATING
-------------------------
ACTIVITIES:
-----------
Net Loss                                 $(1,450)  $(150)  $(1,600)
Increase (Decrease) in Accounts Payable        -    (200)     (200)
                                         --------  ------  --------
  Net Cash Used in operating activities   (1,450)   (350)   (1,800)
                                         --------  ------  --------

CASH FLOWS FROM INVESTING
-------------------------
ACTIVITIES:
-----------
Net cash provided by
  investing activities                         -       -         -
                                         --------  ------  --------

CASH FLOWS FROM FINANCING
-------------------------
ACTIVITIES:
-----------
Capital contributed by shareholder         1,450     350     1,800
                                         --------  ------  --------
Net Cash Provided by
  Financing Activities                     1,450     350     1,800
                                         --------  ------  --------

Net (Decrease) Increase in
  Cash and Cash Equivalents                    -       -         -
Cash and Cash Equivalents
  at Beginning of Period                       -       -         -
                                         --------  ------  --------
Cash and Cash Equivalents
  at End of Period                       $     -   $   -   $     -
                                         ========  ======  ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                               $     -   $   -   $     -
  Franchise and income taxes             $   100   $ 300   $   400

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
-------------------------------------------------
FINANCING ACTIVITIES: None
--------------------------

   The accompanying notes are an integral part of these financial statements.

                            IN  FULL  AFFECT,  INC.
                       (A  Development  Stage  Company)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

This summary of accounting policies for In Full Affect, Inc. ("Company") is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization  and  Basis  of  Presentation
------------------------------------------

The Company was incorporated under the laws of the State of Nevada on July 2, 1997. The Company ceased all operating activities during the period from July 2, 1997 to October 20, 1999 and was considered dormant. Since October 20, 1999, the Company is in the development stage, and has not commenced planned principal operations.

Nature  of  Business
--------------------

The Company has no products or services as of December 31, 2000. The Company was organized as a vehicle to seek merger or acquisition candidates. The Company intends to acquire interests in various business opportunities, which in the opinion of management will provide a profit to the Company.

Cash  and  Cash  Equivalents
----------------------------

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness  of  Estimates
----------------------------

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

                              IN FULL AFFECT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
                                   (CONTINUED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration  of  Credit  Risk
-------------------------------

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

Loss  per  Share
-----------------

The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                     Per-Share
                           Income         Shares      Amount
                         -------------------------------------
                         (Numerator)  (Denominator)

                         For the year ended December 31, 2000
                         -------------------------------------
BASIC LOSS PER SHARE
Loss to common shareholders  $ (1,450)  1,000,000  $         -


                         For the year ended December 31, 1999
                         -------------------------------------
BASIC LOSS PER SHARE
Loss to common shareholders  $   (150)  1,000,000  $         -


     The effect of outstanding common stock equivalents would be anti-dilutive for December 31, 2000 and 1999 and are thus not considered. There are no such common stock equivalents outstanding.

NOTE  2  -  DEVELOPMENT  STAGE  COMPANY

     The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

                              IN FULL AFFECT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
                                   (CONTINUED)

NOTE  3  -  INCOME  TAXES

     As of December 31, 2000, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $2,800 that may be offset against future taxable income through 2020. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

NOTE  4  -  COMMITMENTS

     As of December 31, 2000 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE  5  -  STOCK  SPLIT

     On October 20, 1999 the Board of Directors authorized 1,000 to 1 stock split, changed the authorized number of shares to 100,000,000 shares and the par value to $.001 for the Company's common stock. As a result of the split, 999,000 shares were issued. All references in the accompanying financial statements to the number of common shares and per-share amounts for 2000 and 1999 have been restated to reflect the stock split.

                         VICTOR EBNER ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                DECEMBER 31,2000
                            FINANCIAL STATEMENTS WITH
                                 AUDIT REPORT OF
                          CERTIFIED PUBLIC ACCOUNTANTS

                                     VICTOR EBNER ENTERPRISES, INC.

                                    INDEX TO FINANCIAL STATEMENTS

------------------------------------------------------------------------------------------

                                                                                      Page
Report of Independent Certified Public Accountants                                     F-3
Balance Sheets December 31, 2000 and 1999                                              F-4
Statement of Losses for the years ended December 31, 2000 and 1999 and
for the period November 16, 1998 (date of inception) to December 31, 2000              F-5
Statement of Deficiency in Stockholders' Equity for the years ended
December 31, 2000 and 1999 and for the period November 16, 1998 (date of
inception) to December 31, 2000                                                        F-6
Statements of Cash Flows for the  years ended December 31, 2000 and 1999
and for the period November 16, 1998 (date of inception) to December 31, 2000          F-7
Notes to Financial Statements                                                       F-8 TO F-11

                             Stefanou & Company, LLP
                          Certified Public Accountants
                                1360 Beverly Road
                                    Suite 305
                              McLean, VA 22101-3621
                                 (703) 448-9200
                              (703) 448-3515 (fax)

                                                                Philadelphia, PA
--------------------------------------------------------------------------------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board  of  Directors
Victor  Ebner  Enterprises,  Inc.
New  York,  New  York

     We have audited the accompanying balance sheet of Victor Ebner Enterprises, Inc. (a development stage company) as of December 31, 2000 and 1999 and the related statements of losses, deficiency in stockholders' equity, and cash flows for the years then ended and for the period November 16, 1998 (date of inception) through December 31, 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the financial statements based upon our audit.

     We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Victor Ebner Enterprises, Inc. (a development stage company) at December 31, 2000 and 1999 and the results of its operations and its cash flows for the two years then ended and from November 16, 1998 (date of inception) to December 31, 2000, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in the Note H to the accompanying financial statements, the company is in the development stage and has not established a source of revenues. This raises substantial doubt about the company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                              /s/  STEFANOU & COMPANY, LLP
                                              ----------------------------------
                                                   Stefanou  &  Company,  LLP
                                                   Certified Public  Accountants

McLean,  Virginia
February  4,  2001

                          VICTOR EBNER ENTERPRISES, INC
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                           DECEMBER 31, 2000 AND 1999

                                                              2000        1999
                                                             ---------  --------
                          ASSETS
                          ------
Current Assets:
Prepaid Expenses                                             $ 15,550   $     -
                                                             ---------  --------
       Total current assets                                    15,550         -
                                                             ---------  --------
                                                               15,550         -
                                                             =========  ========

LIABILITIES AND DEFICIENCY IN
STOCKHOLDER'S EQUITY

Current Liabilities:
Accounts payable and accrued expenses (Note B)               $ 47,341   $     -
                                                             ---------  --------
     Total current liabilities                                 47,341         -
Commitments & contingencies (Note I)                                -         -

DEFICIENCY IN STOCKHOLDER'S EQUITY
(Note C):
Common Stock, no par value; authorized 200 shares; 1 share
issued and outstanding as of December 31, 2000 and 1999            10        10
Deficit accumulated during the development stage              (31,801)      (10)
                                                             ---------  --------
Deficiency in stockholder's equity                            (31,791)        -
                                                             ---------  --------

                                                             $ 15,500   $     -
                                                             =========  ========

                 See accompanying notes to financial statements

                          VICTOR EBNER ENTERPRISES, INC
                         ( A DEVELOPMENT STAGE COMPANY)
                               STATEMENT OF LOSSES
    FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999 AND FROM NOVEMBER 16,1998
                  (DATE OF INCEPTION) THROUGH DECEMBER 31,2000


                                                                November 16,
                                                                1998 (Date of
                               December 31,   December 31,      Inception) to
                                   2000           1999        December 31, 2000
                              --------------  -------------  -------------------
Costs and expenses:
General and administrative    $      31,791   $           -  $           31,801
                              --------------  -------------  -------------------
   Total costs and expenses          31,791               -              31,801
                              --------------  -------------  -------------------
Loss before income taxes            (31,791)              -             (31,791)
                              --------------  -------------  -------------------
Income (taxes) benefit                    -               -                   -
                              --------------  -------------  -------------------
Net loss                      $    ( 31,791)  $           -  $          (31,801)
                              ==============  =============  ===================

Basic and diluted loss per
common share (Note G)         $     (31,791)  $           -  $          (31,801)
                              ==============  =============  ===================

Weighted average common
shares outstanding                        1               1                   1

                 See accompanying notes to financial statements

                                   VICTOR EBNER ENTERPRISES, INC.
                                    (A DEVELOPMENT STAGE COMPANY)
                                       STATEMENT OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999 AND FROM NOVEMBER 16, 1998
                            (DATE OF INCEPTION) THROUGH DECEMBER 31, 2000


                                                     December 31,   December 31,      November 16, 1998
                                                    --------------  -------------   (Date of Inception) to
                                                         2000           1999          December 31, 2000
                                                    --------------  -------------  ------------------------
Cash flows from operating activities:
 Net losses                                         $     (31,791)  $           -  $               (31,801)
Common stock issued in exchange for
services                                                        -               -                       10
Increase in prepaid expenses                              (15,550)                                 (15,550)
Increase in accrued expenses and
accounts payable                                           25,646               -                   25,646
                                                    --------------  -------------  ------------------------
Net cash used in operating activities                     (21,695)                                 (21,695)
Cash flows from financing activities:
Advance from shareholder                                   21,695               -                   21,695
                                                    --------------  -------------  ------------------------
Net cash provided by financing
activities                                          $      21,695   $           -  $                21,695
Net increase (decrease) in cash and
equivalents                                                     -               -                        -
                                                    --------------  -------------  ------------------------

Cash and equivalents at beginning of
period                                                          -               -                        -
                                                    --------------  -------------  ------------------------
Cash and equivalents at end of period               $           -   $           -  $                     -
                                                    ==============  =============  ========================
Supplemental disclosures of cash flow
information:
Cash paid during the period for interest            $           -   $           -  $                     -
Cash paid during the period for taxes                           -               -                        -
Common stock issued in exchange for
services                                                        -               -                       10

                                 See accompanying notes to financial statements

                          VICTOR EBNER ENTERPRISES, INC
                          (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
 FOR THE PERIOD NOVEMBER 16, 1998 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2000

                                      Common  Common Stock      Deficit
                                      Shares     Amount       Accumulated    Total
                                                                During
                                                              Development
                                                                 Stage
Issuance of common stock to
Founder in exchange for services  on
November 16, 1998, 1998 at $10 per
share                                      1  $          10  $          -   $      10

Net Loss                                   -              -           (10)        (10)
                                      ------  -------------  -------------  ----------
Balance at December 31, 1998               1             10           (10)          -
                                      ------  -------------  -------------  ----------
Balance at December 31, 1999               1             10           (10)          -
                                      ------  -------------  -------------  ----------
Net Loss                                   -              -       (31,791)    (31,791)
                                      ------  -------------  -------------  ----------
Balance at December 31, 2000               1  $          10  $    (31,801)  $(31,791))
                                      ======  =============  =============  ==========

                 See accompanying notes to financial statements

                         VICTOR EBNER ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE  A  -  SUMMARY  OF  ACCOUNTING  POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business  and  Basis  of  Presentation
--------------------------------------

On  November  16,  1998,  Victor  Ebner  Enterprises,  Inc.  (the "Company") was
incorporated under the laws of the State of New York. Victor Ebner is in the development stage , as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and its efforts have been principally devoted to developing audio-visual language instruction systems in the United States. To date, Victor Ebner has generated no sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2000, Victor Ebner has accumulated losses of $31,801.

Estimates
---------

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue  Recognition
--------------------

Victor Ebner will follow a policy of recognizing income as revenue in the period the services are provided and the products shipped.

Cash  Equivalents
-----------------

For the purpose of the accompanying financial statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Income  Taxes
-------------

Victor Ebner has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

                         VICTOR EBNER ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  A  -  SUMMARY  OF  ACCOUNTING  POLICIES  (CONTINUED)

Impairment  of  Long-Lived  Assets
----------------------------------

Victor Ebner has adopted Statement of Financial Accounting Standards No. 121 (SFAS 121). The Statement requires that long-lived assets and certain identifiable intangibles held and used by Victor Ebner be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Intangible  Assets
------------------

Organization costs incurred after December 31, 1999 have been expensed as incurred in accordance with AICPA Statement of Position 98-5.


Comprehensive  Income
---------------------

Victor Ebner does not have any items of comprehensive income in any of the periods presented.

Segment  Information
--------------------

Victor Ebner adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") in the year ended December 31, 1998. SFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to Victor Ebner's principal operating segment.

Net  Loss  Per  Share
---------------------

Victor Ebner has adopted Statement of Financial Accounting Standard No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrant's have been excluded as common stock equivalents in the diluted earnings per share because they are either antidilutive, or their effect is not material. There is no effect on earnings per share information for the year ended December 31, 1999 relating to the adoption of this standard.

                         VICTOR EBNER ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  A  -  SUMMARY  OF  ACCOUNTING  POLICIES  (continued)

Stock  Based  Compensation
--------------------------

Victor Ebner accounts for stock transactions in accordance with APB Opinion 25, "Accounting for Stock Issued to Employees." In accordance with statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," Victor Ebner has adopted the proforma disclosure requirements.

Liquidity
---------

As shown in the accompanying financial statements, Victor Ebner incurred a net loss of $ 31,791 during the year ended December 31, 2000 and $ 0 during the year ended December 31, 1999. Victor Ebner's current liabilities assets exceeded its current assets by $ 31,791 as of December 31, 2000, and all of Victor Ebner's assets are illiquid.

Concentrations  of  Credit  Risk
--------------------------------

Financial instruments and related items, which potentially subject Victor Ebner to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. Victor Ebner places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Research  and  Development
--------------------------

Company-sponsored research and development costs related to both present and future products will be expended in the period incurred.

Advertising
-----------

Victor Ebner will follow a policy of charging the costs of advertising to expenses incurred. The Company did not incur any advertising costs during the years ended December 31, 2000 and 1999.

New  Accounting  Pronouncements
-------------------------------

Victor Ebner adopted Statement of Financial Accounting Standards No. 132, Employers' Disclosures about Pension and Other-Post Employment Benefits ("SFAS 132"). SFAS No. 132 establishes disclosure requirements regarding pension and post employment obligations. SFAS No. 132 does not effect the company as of December 31, 2000.

In March 1998, Statement of Position No. 98-1 was issued, which specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. Victor Ebner believes that it is

                         VICTOR EBNER ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE  A  -  SUMMARY  OF  ACCOUNTING  POLICIES  (CONTINUED)

already in substantial compliance with the accounting requirements as set forth in this new pronouncement, and therefore believes that adoption will not have a material effect on financial condition or operating results.

Victor Ebner adopted Statement of Financial Standards No. 133, Accounting for Derivative Instruments and for Hedging Activities ("SFAS No. 133") in the six months ended June 30, 2000. SFAS No. 133 requires that certain derivative instruments be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. SFAS No. 133's impact on Victor Ebner's consolidated financial statements is not expected to be material as Victor Ebner has not historically used derivative and hedge instruments.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (" SAB 101"), Revenue Recognition in Financial Statements, which will become effective December 31, 2000. Victor Ebner does not expect the standard to have a material effect on its financial condition or operating results.


NOTE  B  -  RELATED  PARTY  TRANSACTIONS

Included in accounts payable and accrued expenses is $21,965. at December 31, 2000 which represents advances from the stockholder of Victor Ebner. No formal agreements or repayment terms exist.

NOTE  C-  CAPITAL  STOCK

Victor Ebner is authorized to issue 200 shares of common stock , with no par value per share. During the period ended December 31, 1998, Victor Ebner issued 1 share of common stock in exchange for reimbursement of services aggregating $ 10 (see Note B). The Company valued the stock issued based upon the fair value of the services received.

NOTE  D-  INCOME  TAXES

Victor Ebner has adopted Financial Accounting Standard number 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

                         VICTOR EBNER ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE  D-  INCOME  TAXES  (CONTINUED)

At December 31, 2000, Victor Ebner has available for federal income tax purposes a net operating loss carryforward of $31,800, expiring the year 2020, that may be used to offset future taxable income. Victor Ebner has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of Victor Ebner, it is more likely than not that the benefits will not be realized. Due to significant changes in Victor Ebner's ownership, Victor Ebner's future use of its existing net operating losses may be limited.

Components  of  deferred  tax  assets  as  of  December 31, 2000 are as follows:

         Non current:
         Net operating loss carryforward  $ 4,770
         Valuation allowance               (4,770)
                                          --------
         Net deferred tax asset           $     0
                                          ========

NOTE  G-LOSSES  PER  SHARE

The following table presents the computation of basic and diluted losses per share:

                                                        2000     1999
                                                     ---------  --------
         Loss available for common shareholders      $(31,791)  $     -
                                                     =========  ========
         Basic and fully diluted loss per share      $(31,791)  $  (.00)
                                                     =========  ========
         Weighted average common shares outstanding         1         1
                                                     =========  ========

Net loss per share is based upon the weighted average of shares of common stock outstanding

NOTE  H-  GOING  CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the period November 16, 1998 through December 31, 2000, Victor Ebner incurred a loss of $31,801. In addition, Victor Ebner has a deficiency in stockholder's equity of $31,791. These factors among others may indicate that Victor Ebner will be unable to continue as a going concern for a reasonable period of time.

                         VICTOR EBNER ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE  H-  GOING  CONCERN  (CONTINUED)

Victor Ebner's existence is dependent upon management's ability to develop profitable operations. Management is devoting substantially all of its efforts to establishing its audio-visual language instruction systems in the United States and there can be no assurance that Victor Ebner's efforts will be successful.. However, the planned principal operations have not commenced and no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems. The accompanying statements do not include any adjustments that might result should Victor Ebner be unable to continue as a going concern.

In order to improve Victor Ebner's liquidity, Victor Ebner is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance Victor Ebner will be successful in its effort to secure additional equity financing.

NOTE  I-  SUBSEQUENT  EVENTS

On January 24, 2001, the Company amended its certificate of incorporation to increase the number of authorized shares of common stock from 200 to 50,000,000, with no par value.

On January 24, 2001, the Company entered into a Plan of Merger ("Merger") whereby, subject to shareholder approval, the Company acquired, in exchange for 50,000 shares of the Company's common stock and consideration of $200,000 in the form of a promissory note, In Full Affect, Inc. ("In Full Affect"), an inactive publicly registered shell corporation with no significant assets or operations. The promissory note is unsecured and is due and payable on or before February 2002 together with interest at 8% per annum. The Company shall be the surviving entity.

On January 24, 2001, the Company entered into a Capital Contribution Agreement with its sole shareholder, Christian Ebner ("Ebner") and a Licensing Agreement with Victor Ebner Enterprises SA, a company formed under the laws of Switzerland owned by Ebner. Under the Capital Contribution Agreement, Ebner has agreed, subject to meeting certain conditions, to contribute one hundred percent (100%) of Victor Enterprises SA, in exchange for 10,000,000 shares of the Company's common stock. Five million (5,000,000) shares of the Company's common stock are to be distributed to Ebner concurrent with the completion of the merger agreement with In Full Affect and the remaining five million (5,000,000) shares are held in escrow pending Ebner fulfilling the terms of the Capital Contribution Agreement.

The Licensing Agreement provides the Company with the right to use the Victor Ebner Enterprises SA audio-visual language instruction systems in the United States. The Licensing Agreement provides for a term of 5 years and a royalty payment equal to the greater of six per cent (6%) of net sales or $ 25,000 per year. Upon fulfilling the terms of the Capital Contribution Agreement, the Licensing Agreement shall be terminated by Victor Ebner Enterprises SA.

EXPERTS

     The  financial  statements of Victor Ebner Enterprises, Inc. for the period
November 16, 1998 (date of inception) through December 31, 2000, included in this prospectus-proxy statement have been audited by Stefanou & Company, LLP, and have been so included in reliance on the report of Stefanou & Company, LLP, independent accountants, given on their authority as experts in auditing and accounting.


VALIDITY  OF  VICTOR  EBNER'S  COMMON  STOCK

     The validity of the common stock subject to this offering will be passed upon for us by Shustak Jalil & Heller, counsel to Victor Ebner.

                                                                      APPENDIX A

                                 PLAN OF MERGER
                                     MERGING
                   IN FULL AFFECT, INC., A NEVADA CORPORATION
                                      INTO
             VICTOR EBNER ENTERPRISES, INC., A NEW YORK CORPORATION

     1. PARTIES TO THE MERGER; EFFECTIVE DATE. Pursuant to the provisions of the New York Statutes, In Full Affect, Inc., a Nevada corporation ("Full Affect"), shall be merged with and into Victor Ebner, Inc., a New York corporation ("Victor Ebner"). Victor Ebner shall be the surviving corporation. The merger ("Merger") shall become effective at such time (the "Effective Time") on the date (the "Effective Date") that articles of merger are filed with the Secretary of State of New York.

     2. CLOSING. The closing of the merger contemplated by this agreement shall take place on or before June 29, 2001 at the offices of Troutman Sanders Mays & Valentine LLP, 1660 International Drive, Suite 600, McLean, Virginia 22102, or at such other date and place as the parties may mutually agree. The actual date of such closing is referred to herein as the "Closing." 2A. EFFECT OF THE MERGER. From and after the Effective Time, (i) Victor Ebner shall continue its corporate existence as a New York corporation and the separate existence of In Full Affect shall cease; (ii) the corporate charter/articles of incorporation and bylaws of Victor Ebner in effect immediately prior the Effective Time shall continue to be its charter/articles of incorporation and bylaws until amended or repealed in a manner provided by law; and (iii) each of the directors and officers of Victor Ebner in office immediately prior to the Effective Time shall become the directors and officers of Victor Ebner, if they have not resigned as of the Effective Time, until their respective successor are duly elected or appointed.

     2B. CONVERSION OF OUTSTANDING SHARES. Each share of Full Affect Common Stock that is issued and outstanding immediately prior to the Effective Time will, by virtue of the merger of Victor Ebner and Full Affect, at the Effective Time, and without any further action on the part of either Victor Ebner and Full Affect or any holder of outstanding Common Stock, be cancelled and extinguished and automatically converted into one shares of validly issued, fully paid and nonassessable Victor Ebner Common Stock. All outstanding certificates for shares of either Victor Ebner or Full Affect shall be recognized as shares of the surviving, merged corporation, provided that holders of shares of either corporation may submit their certificates to Full Affect for re-issuance if they desire to do so.

     2C. CANCELLATION OF CERTAIN FULL AFFECT SHARES. Each share of Full Affect Common Stock which is, immediately prior to the Effective Time, held in the treasury of Full Affect or held by any director of indirect wholly-owned subsidiary of Full Affect shall be cancelled and extinguished without any conversion thereof. In addition, 950,000 shares of Full Affect Common Stock held by Daniel L. Hodges, President and sole Director of Full Affect, shall be cancelled and extinguished without any conversion thereof (the "Cancellation Shares"). Upon approval of the Merger by the Full Affect shareholders and prior to the Closing, the cancellation of the Cancelled Shares shall be deemed to have occurred and to have been effective prior to the Closing without any further act by Daniel L. Hodges or by Full Affect other than the approval of the Merger by the Full Affect shareholders.

     3. REPRESENTATIONS OF VICTOR EBNER. Victor Ebner hereby represents and warrants to In Full Affect that:

     3.1 Due Incorporation, etc. Victor Ebner is duly incorporated, validly existing and in good standing under the laws of New York and has all requisite power and authority to execute and deliver this agreement and to perform the obligations to be performed by it hereunder. Neither the execution or delivery of this agreement nor the performance by Victor Ebner hereof will constitute a breach of or default under the governing instruments of Victor Ebner or any agreement, instrument, indenture, judgment or decree to which Victor Ebner is a party or by which it is bound. Prior to the Closing, all consents and approvals, if any, required to be obtained by Victor Ebner for its performance hereunder will have been obtained.

     3.2 Due Execution, Validity and Effect. This agreement has been duly authorized, executed and delivered by Victor Ebner and, assuming the due authorization, execution and delivery by In Full Affect, this agreement constitutes the valid, legal and binding obligation of Victor Ebner, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     3.3 Title to the Shares. At Closing, Victor Ebner shall deliver the shares of its common stock, with legal and valid title thereto, free and clear of all liens, charges, pledges, claims and encumbrances of any kind or nature whatsoever, other than those created by this agreement.

     3.4 Board Approval. The Board of Directors of Victor Ebner has duly approved the merger contemplated by this agreement.

     3.5 Full Disclosure. No representation or warranty made by Victor Ebner in this agreement and no certificate or document furnished or to be furnished to In Full Affect pursuant to this agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     4. REPRESENTATIONS OF IN FULL AFFECT. In Full Affect represents and warrants to Victor Ebner that:

     4.1 Due Incorporation, etc. In Full Affect is duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to execute and deliver this agreement and to perform the obligations to be performed by it hereunder. Neither the execution or delivery of this agreement nor the performance by In Full Affect hereof will constitute a breach of or default under the governing instruments of In Full Affect or any agreement, instrument, indenture, judgment or decree to which In Full Affect is a party or by which it is bound. Prior to the Closing, all consents and approvals, if any, required to be obtained by In Full Affect for its performance hereunder will have been obtained.

     4.2 Due Execution, Validity and Effect. This agreement has been duly authorized, executed and delivered by In Full Affect and, assuming the due authorization, execution and delivery by Victor Ebner, this agreement constitutes the valid, legal and binding obligation of In Full Affect, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     4.3 Full Disclosure. No representation or warranty made by In Full Affect in this agreement and no certificate or document furnished or to be furnished to Victor Ebner pursuant to this agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     4.4 Board Approval. The Board of Directors of In Full Affect has duly approved the merger contemplated by this agreement.

     5.     CERTAIN  FEES.

     Neither party has incurred any liability for any brokers' or finders' fees or commissions in connection with the merger contemplated by this Agreement for which the other party is or would be liable. Each of the parties agree to indemnify and hold harmless the other from and against any commission, fee or claim of any person employed or retained by it to bring about the merger contemplated hereby or to represent it in connection therewith.

     6. CONDITIONS TO OBLIGATIONS OF THE PARTIES. All obligations of the parties under this agreement are subject to the fulfillment or satisfaction, prior to or at Closing, of each of the following conditions precedent (all of which may be waived):

          (a) each of the representations and warranties of the parties herein being true and correct in all material respects on the date hereof and as of the Closing, and each of the parties having performed or complied with all agreements and covenants contained in this agreement to be performed or complied with by it or either of them, as the case may be, prior to or at the Closing;

          (b) neither the Victor Ebner nor In Full Affect's being precluded by an order or preliminary or permanent injunction of a court of competent jurisdiction from consummating the merger pursuant to this agreement (each party agreeing to use its reasonable best efforts to have any such injunction lifted); and

          (c) there not having been any statute, rule or regulation enacted or promulgated by any government body or agency after the date hereof which is applicable to the merger pursuant to this agreement which would render the consummation of the merger illegal.

     7. SURVIVAL OF REPRESENTATIONS, ETC. All representations, warranties and agreements made herein shall survive any investigation made by Victor Ebner and In Full Affect and shall survive the Closing.

     8.     TERMINATION.  This  agreement  may  be  terminated:

          (a) on the date specified in a writing executed by In Full Affect and Victor Ebner;

          (b) by Victor Ebner, upon written notice to Victor Ebner, if any representation or warranty made in this agreement by Victor Ebner shall have been false or incorrect in any material respect when made or shall have become false or incorrect in any material respect thereafter, of if Victor Ebner shall fail to perform or observe any material covenant or agreement made by Victor Ebner in this agreement; or

          (c) by Victor Ebner, upon written notice to In Full Affect, if any representation or warranty made in this agreement by In Full Affect shall have been false or incorrect in any material respect when made or shall have become false or incorrect in any material respect hereafter, or if In Full Affect shall fail to perform or observe any material covenant or agreement made by it in this agreement.

     9.     MISCELLANEOUS.

     9.1     Binding  Effect;  Assignment.  This  agreement  shall  inure to the
             ----------------------------
benefit of and be binding upon the parties hereto, their respective legal representatives and successors. This agreement may not be assigned.

     9.2     Further Assurances, Cooperation.  Each party shall, upon reasonable
             -------------------------------
request by the other party, execute and deliver any additional documents necessary or desirable to complete the merger pursuant to and in the manner contemplated by this agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this agreement.

     9.3     Entire  Agreement;  Absence  of  Representation.  This  agreement
             -----------------------------------------------
constitutes the entire agreement between the parties hereto and supersedes all prior arrangements, understandings, and agreements, oral or written, between the parties hereto with respect to the subject matter hereof. In Full Affect and Daniel Hodges acknowledges that in acquiring the securities in the merger hereunder, it and each of them has relied only upon the representations and warranties expressly made in this agreement and that no other statements, representations or warranties, oral or written, expressed or implied, have been made or relied upon in connection with such acquisitions or as an inducement therefor.

     9.4     Execution  in  Counterparts.  This  agreement  may  be  executed in
             ---------------------------
counterparts, each of which shall be deemed an original and all of which shall be deemed to be one and the same instrument.

     9.5     Notices.  All  notices,  requests,  permissions,  waivers  and
             -------
communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telegram, telex, facsimile transmission or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties at the following respective addresses or to such other addresses as any party hereto shall specify in a notice to the other parties hereto in accordance with the terms hereof:

If  to  In  Full  Affect:          Attention:     Daniel  L.  Hodges
                                                  In  Full  Affect,  Inc.
                                                  5505  N.  Indian  Trail
                                                  Tucson,  Arizona  85750
               Facsimile  Transmission:   (609)  390-3050

With  a  copy  (which  shall  not  constitute  notice)  to:

                                   Attention:     David  J.  Levenson
                                                  Troutman Sanders Mays &
                                                  Valentine LLP
                                                  1660 International Drive
                                                  Suite  600
                                                  McLean,  Virginia  22102
               Facsimile  Transmission:    (703)  734-4340

If  to  Victor  Ebner:             Attention:     Christian  Ebner
                                                  Victor Ebner Enterprises  Inc.
                                                  545  Madison  Avenue
                                                  New  York,  New  York  10022
               Facsimile  Transmission:__________________-

     9.6     Amendments  and  Waivers.  This  agreement  may  not be modified or
             ------------------------
amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Victor Ebner may, by an instrument in writing, waive compliance by In Full Affect with any term or provision of this agreement on the part of any of them to be performed or complied with. In Full Affect may, by an instrument in writing, waive compliance by Victor Ebner with any term or provision of this agreement on the part of Victor Ebner to be performed or complied with. Any waiver of a breach of any term or provision of this agreement shall not be construed as a waiver of any subsequent breach.

     9.7     Headings;  Severability.  The  headings contained in this agreement
             -----------------------
are for convenience of reference only and shall not affect the interpretation or construction hereof. Any term or provision of this agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this agreement or affecting the validity or enforceability of any of the terms or provisions of this agreement in any other jurisdiction. If any provision of this agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as in enforceable.

     9.8     Governing  Law.  This  Agreement  shall  be  construed  (both as to
             --------------
validity and performance) and enforced in accordance with and governed by the laws of the State of Nevada applicable to agreements made and to be performed wholly within such jurisdiction and without regard to conflicts of laws.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of this 24th day of January, 2001.


                              IN  FULL  AFFECT,  INC.

                              By:  /s/  Daniel  L.  Hodges
                                 -------------------------------------
                                        President


                              VICTOR  EBNER  ENTERPRISES,  INC.

                              By:  /s/  Christian  Ebner
                                 -------------------------------------
                                        President

                                                                      APPENDIX B

RIGHTS  OF  DISSENTING  OWNERS

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a party:

(1) If approval by the stockholders is required for the merger NRS 92A.120 to 92A.160 inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

(c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS  92A.410  Notification  of  stockholders  regarding  right  of  dissent.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.
NRS  92A.420  Prerequisites  to  demand  for  payment  for  shares.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b)  Must  not  vote  his  shares  in  favor  of  the  proposed  action.
2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter. NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e)  Be  accompanied  by  a  copy  of  NRS  92A.300  to  92A.500,  inclusive.

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1.  A  stockholder  to  whom  a  dissenter's  notice  is  sent  must:

(a)  Demand  payment;

(b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

NRS  92A.460  Payment  for  shares:  General  requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)  Of  the  county  where  the  corporation's registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2.  The  payment  must  be  accompanied  by:

(a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation's estimate of the fair value of the shares;

(c)  An  explanation  of  how  the  interest  was  calculated;

(d)  A  statement of the dissenter's rights to demand payment under NRS 92A.480;
and

(e)  A  copy  of  NRS  92A.300  to  92A.500,  inclusive.

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500,inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  20.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Article VIII of the Articles of Incorporation of the registrant authorizes the registrant to indemnify any present or former director or officer to the fullest extent not prohibited by the New York Business Corporation Law (NYBCL), public policy or other applicable law. Sections 721 through 726 of the NYBCL authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the Securities Act of 1933.

ITEM  21.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES

(a)     Exhibits:

     The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

Exhibit No.   Document

     3.(i)    Articles of Incorporation
       (ii)   By-laws
     4.       Specimen stock certificate
     5.       Legal opinion of Shustak Jalil & Heller*
     21.      Subsidiaries of the Registrant
     10.1     Capital Contribution Agreement, dated January 24, 2001
     10.2     Licensing Agreement, effective February 1, 2001
     10.3 Promissory Note for $200,000 by and between Victor Enterprises Inc. and Daniel L. Hodges
     21.      Subsidiaries of the Registrant
     23.1     Consent of Shustak Jalil & Heller (included in exhibit 5)
     23.2     Consent of Stefanou & Company, LLP
     23.3     Consent of Robison, Hill & Co.
     24.      Power of Attorney (included on signature page)
     99.1     Form of Proxy
     ---
     *To  be  filed  by  amendment
     (b)      Financial  Statement  Schedules

     Not  applicable.

     (c)     Reports,  Opinions  or  Appraisals.

     Not  applicable.

ITEM  22.  UNDERTAKINGS.

     (a)     Undertakings  Required  by  Item  512  of  Regulation  S-K.

     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party which is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Geneva, Switzerland, on 13th of February, 2001.

                              VICTOR  EBNER  ENTERPRISES  INC.



                              By:/s/  Christian  Ebner
                              Christian  Ebner
                              President  and  Chief  Executive  Officer

                                POWER OF ATTORNEY

     Each of the undersigned hereby appoints Christian Ebner and Jean Braure as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                Title                                  Date
         ---------                -----                                  ----

/s/ Christian Ebner              President and Chief Executive          2/13/01
-------------------------------  Officer (Principal Executive Officer)
Christian Ebner


/s/ Christian Ebner              Chief Financial Officer                2/13/01
-------------------------------  (Principal Accounting Officer and
Christian Ebner                  Principal Financial Officer)


/s/ Gracia Ebner                 Director                               2/13/01
-------------------------------
Gracia Ebner

/s/ Jacques Bouchard             Director                               2/13/01
-------------------------------
Jacques Bouchard


/s/ Roberto Barros               Director                               2/13/01
-------------------------------
Roberto Barros


/s/ Jean Barros                  Director                               2/13/01
-------------------------------
Jean Barros

                                  EXHIBIT INDEX

Exhibit No.   Document

     3.(i)    Articles of Incorporation
       (ii)   By-laws
     4.       Specimen stock certificate
     5.       Legal opinion of Shustak Jalil & Heller*
     21.      Subsidiaries of the Registrant
     10.1     Capital Contribution Agreement, dated January 24, 2001
     10.2     Licensing Agreement, effective February 1, 2001
     10.3 Promissory Note for $200,000 by and between Victor Enterprises Inc. and Daniel L. Hodges
     21.      Subsidiaries of the Registrant
     23.1     Consent of Shustak Jalil & Heller (included in exhibit 5)
     23.2     Consent of Stefanou & Company, LLP
     23.3     Consent of Robison, Hill & Co.
     24.      Power of Attorney (included on signature page)
     99.1     Form of Proxy
     ---
     *To  be  filed  by  amendment